ENHANCED GUARANTEED MINIMUM DEATH BENEFIT RIDER
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This rider  forms a part of the Base  Contract  to which it is  attached  and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. The following hereby replaces the section of the Contract entitled "Death Benefit - Death Benefit Amount During The Accumulation Phase". This rider will terminate as indicated in the "Conditions for Termination of the Enhanced Guaranteed Minimum Death Benefit" section of this rider.

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                            PROCEEDS PAYABLE ON DEATH
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DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE

     The death benefit payable will be the greater of (a) or (b); less any deductions we make to reimburse us for any applicable Premium Tax.

     (a) The Contract Value determined as of the end of the Business Day during which we received at the Service Center both due proof of death and an election of the payment method; or
     (b) The Enhanced Guaranteed Minimum Death Benefit (GMDB) value as defined below determined as of the end of the Business Day during which we received at the Service Center both due proof of death and an election of the payment method.
          The Enhanced GMDB is equal to the greater of (i) or (ii):
          (i)  [3%] Annual Increase Amount.
               The [3%] Annual Increase Amount on the Issue Date is set equal to the initial Purchase Payment; not including any applicable bonus.

               On each Business Day other than a Contract Anniversary and before the date of death or the date you exercise the Guaranteed Partial Withdrawal Benefit (GPWB), if applicable, the [3%] Annual Increase Amount is equal to:
               (1)  its value on the immediately preceding Business Day;
               (2) plus any additional Purchase Payments, not including any applicable bonus, received that day;
               (3) reduced proportionately by the percentage of any Contract Value taken as a withdrawal that day, including any withdrawal charge;
               (4) reduced proportionately by the percentage of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization that day; and
               (5) reduced proportionately by the percentage of any PB Value applied to Guaranteed Minimum Income Benefit (GMIB) Payments under a Partial Annuitization that day; if applicable.

               On each Contract Anniversary that occurs before the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable); the [3%] Annual Increase Amount is the product of [1.03] times its value on the
               immediately   preceding   Business   Day.  We  then  process  any
               transactions received on that Contract Anniversary (such as withdrawals and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

               Beginning with the Contract Anniversary that occurs on or after the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable); we calculate the [3%] Annual Increase Amount in the same way that we do on each Business Day other than a Contract Anniversary.

               The [3%] Annual Increase Amount has a maximum amount determined by the following:
               (1) the product of [1.5] times the total Purchase Payments received not including any applicable bonus;
               (2) reduced proportionately by the percentage of any Contract Value withdrawn, including any withdrawal charge, for each withdrawal;
               (3) reduced proportionately by the percentage of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization for each traditional Partial Annuitization; and
               (4) reduced proportionately by the percentage of any PB Value applied to GMIB Payments under a Partial Annuitization; if applicable; for each GMIB Partial Annuitization.



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

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                      PROCEEDS PAYABLE ON DEATH (CONTINUED)
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DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE (CONTINUED)

          (ii) The Maximum Anniversary Value (MAV). The Maximum Anniversary Value on the Issue Date is set equal to the initial Purchase Payment received; not including any applicable bonus.

          On each Business Day other than a Contract Anniversary and before the date of death or the date you exercise the GPWB, if applicable, the MAV is equal to:
          (1)  its value on the immediately preceding Business Day;
          (2) plus any additional Purchase Payments not including any applicable bonus received that day;
          (3) reduced proportionately by the percentage of any Contract Value withdrawn that day including any withdrawal charge;
          (4) reduced proportionately by the percentage of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization that day; and
          (5) reduced proportionately by the percentage of any PB Value applied to GMIB Payments under a Partial Annuitization taken that day; if applicable.

          On each Contract Anniversary that occurs before the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable); the MAV is equal to the greater of its value on the immediately preceding Business Day; or the Contract Value that occurs on that Contract Anniversary before we process any transactions. We then process any transactions received on that Contract Anniversary (such as withdrawals and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

          Beginning with the Contract Anniversary that occurs on or after the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable); we calculate the MAV in the same way that we do on each Business Day other than a Contract Anniversary.

     On the date you exercise the GPWB if applicable (b) above stops increasing; and will decrease proportionately by the percentage of any Contract Value withdrawn; including any withdrawal charges; for each GPWB Payment and/or any Excess Withdrawals taken. If Joint Owners are named the age of the older Owner will be used to determine the death benefit.


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                               GENERAL PROVISIONS
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CONDITIONS FOR TERMINATION OF THE ENHANCED GUARANTEED MINIMUM DEATH BENEFIT
     This benefit will terminate on the earliest of:
          (a) the Business Day before the Income Date that you take a Full Annuitization;
          (b) the Business Day that the Enhanced GMDB Value and the Contract Value are both zero; or
          (c)  contract termination.

RIDER CHARGE
     The charge for this rider is included in the Mortality and Expense Risk Charge shown in the Contract Schedule.


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                                    GLOSSARY
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DEFINITIONS
     Definitions specific to this rider that are not in the Base Contract follow.

BASE CONTRACT
     The contract to which this rider is attached.

ENHANCED GUARANTEED MINIMUM DEATH BENEFIT
     The death benefit that is provided by this rider.


TERMS DEFINED IN THE PRIME PLUS BENEFIT RIDER
     The following terms are defined in the PRIME Plus Benefit Rider. If the PRIME Plus Benefit Rider is not attached to your contract, these terms do not apply to this Rider.
     (1)  Excess Withdrawals
     (2)  GMIB Payments
     (3)  GPWB Payments
     (4)  PB Value

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

         /s/ Wayne A Robinson                      /s/ Mark Zesbaugh
         Wayne A Robinson                          Mark Zesbaugh
         Secretary                                 President

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